EXHIBIT 10.2

 Specific Terms in this Exhibit have been redacted because confidential treatment for those terms has been requested. The redacted material has been separately filed with the Securities and Exchange Commission, and the terms have been marked at the appropriate place with three asterisks [***] May 31, 2013 Letter Agreement

[FIFTH THIRD BANK LETTERHEAD]

May 31, 2013

Champion Industries, Inc.
Attn:  Mr. Todd Fry
2450 First Avenue
Huntington, West Virginia  25728

Re:           Credit Facilities Extended to Champion Industries, Inc. (the “Borrower”)

Ladies and Gentlemen:

Reference is hereby made to that certain First Amended and Restated Credit Agreement dated as of October 19, 2012 (as amended and otherwise modified from time to time, including by the Forbearance Agreement (defined below) the “Credit Agreement”), by and among the Borrower, the Lenders party thereto, and Fifth Third Bank, an Ohio banking corporation, as the Administrative Agent and as the L/C Issuer, and the First Limited Forbearance and Waiver Agreement and First Amendment to Amended and Restated Credit Agreement (the “Forbearance Agreement”), by and among the Borrower, Mr. Marshall Reynolds, individually (the “Shareholder”), each of the undersigned Guarantors (the “Guarantors”), the Lenders party thereto, and Fifth Third Bank, as L/C Issuer and Administrative Agent.  All capitalized terms used herein without definition shall have the same meanings herein as such terms have in the Credit Agreement.

This letter is the Letter Agreement.  By countersigning this Letter Agreement below, each Lender, the Borrower, each Guarantor and the Shareholder each agree as follows:

Section 1.  Matters pertaining to certain sale transactions.   The parties hereto hereby agree that:

(a)  The Designated Transaction No. 2, as such term is defined in Section 1.1 of the Credit Agreement, shall mean the sale of all or substantially all of the assets or capital stock of *** (***) ("***"), a West Virginia corporation that is wholly owned by *** ("***"), a West Virginia corporation that is wholly owned by the Borrower.  For purposes of Section 6.31(b)(ii) of the Credit Agreement, the minimum amount of the Net Cash Proceeds to Borrower with respect to Designated Transaction No. 2 shall be ***.

(b)  The Borrower hereby represents and warrants to each Lender and the Administrative Agent that approval of Borrower’s shareholders is not required for Designated Transaction No. 1, whether considered separately or together with Designated Transaction No. 2; and, specifically, (i) following the consummation of Designated Transaction No. 1 and Designated Transaction No. 2, Borrower would be deemed to have retained a significant continuing business activity under the provisions of Section 31(D)-12-1202(a) of the West Virginia Code because Borrower will have retained business activity that represented at least 25% of total assets at the end of Borrower’s fiscal year 2012, and 25% of either income from continuing operations before taxes or revenues from continuing operations for such fiscal year, in each case of Borrower and its Subsidiaries on a consolidated basis, and (ii) Borrower’s governance documents (e.g., charter, articles of incorporation, by-laws, or other similar document) do not contain any provision that would require approval of Borrower’s shareholders for Designated Transaction No. 1, whether considered separately or together with Designated Transaction No. 2.

(c)  For purposes of Section 10(e) of the Forbearance Agreement, the reference therein to “the board of directors of each of the Borrower and certain of its Subsidiaries” shall mean the board of directors of each of Borrower, *** and ***.

Section 2.  Matters Pertaining to Certain Expense Items.  For purposes of Section 9(f) of the Forbearance Agreement, neither Borrower nor any Guarantor shall make any payment or other transfer of value on account of expense items of the kind designated in the Summary of Cost Reductions, dated April 30, 2013, issued to the Required Lenders, as Other Items and included in the week ended May 3, 2013, or similar discretionary items.

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Specific Terms in this Exhibit have been redacted because confidential treatment for those terms has been requested. The redacted material has been separately filed with the Securities and Exchange Commission, and the terms have been marked at the appropriate place with three asterisks [***] May 31, 2013 Letter Agreement

Section 3.  Release; Covenant Not to Sue; Acknowledgement.

(a)  The Borrower, each Guarantor and the Shareholder (collectively, the “Releasing Parties”) each hereby absolutely and unconditionally releases and forever discharges the Administrative Agent, the L/C Issuer and each Lender, and any and all participants, parent corporations, subsidiary corporations, affiliated corporations, insurers, indemnitors, successors and assigns thereof, together with all of the present and former directors, officers, agents, attorneys, consultants, representatives and employees of any of the foregoing (each a “Released Party”), from any and all claims, demands or causes of action of any kind, nature or description relating to or arising out of or in connection with or as a result of any of the Obligations, the Credit Agreement, this Letter Agreement, any other Loan Documents, and the negotiation and execution of the Credit Agreement and this Letter Agreement, whether arising in law or equity or upon contract or tort or under any state or federal law or otherwise, which each Releasing Party has had, now has or has made claim to have against any such person for or by reason of any act, omission, matter, cause or thing whatsoever arising from the beginning of time to and including the date of this Agreement, whether such claims, demands and causes of action are matured or unmatured or known or unknown. It is the intention of each Releasing Party in providing this release that the same shall be effective as a bar to each and every claim, demand and cause of action specified.  Each Releasing Party acknowledges that it may hereafter discover facts different from or in addition to those now known or believed to be true with respect to such claims, demands, or causes of action and agree that this instrument shall be and remain effective in all respects notwithstanding any such differences or additional facts.  Each Releasing Party understands, acknowledges and agrees that the release set forth above may be pleaded as a full and complete defense and may be used as a basis for an injunction against any action, suit or other proceeding which may be instituted, prosecuted or attempted in breach of the provisions of such release.

(b)           Each Releasing Party, on behalf of itself and its successors, assigns, and other legal representatives, hereby absolutely, unconditionally and irrevocably, covenants and agrees with and in favor of each Released Party above that it will not sue (at law, in equity, in any regulatory proceeding or otherwise) any Released Party on the basis of any claim released, remised and discharged by such Releasing Party pursuant to the above release.  If any Releasing Party or any of its successors, assigns or other legal representations violates the foregoing covenant, such Releasing Party, for itself and its successors, assigns and legal representatives, agrees to pay, in addition to such other damages as any Released Party may sustain as a result of such violation, all reasonable attorneys’ fees and costs incurred by such Released Party as a result of such violation.

(c)           Each Releasing Party represents and warrants that, to its knowledge, there are no liabilities, claims, suits, debts, liens, losses, causes of action, demands, rights, damages or costs, or expenses of any kind, character or nature whatsoever, known or unknown, fixed or contingent, which such Releasing Party may have or claim to have against any Released Party arising with respect to the Obligations, the Credit Agreement or any other Loan Documents, and the negotiation and execution of the Credit Agreement and this Letter Agreement, and each Releasing Party further acknowledges that, as of the date hereof, it does not have any counterclaim, set-off, or defense against the Released Parties, each of which such Releasing Party hereby expressly waives.

Section 4.  Reaffirmation of Guarantors.

(a) Each Guarantor heretofore executed and delivered to the Administrative Agent a Guaranty Agreement dated as of September 14, 2007 (the “Guaranty”).  Each of the Guarantors hereby acknowledges that it has reviewed the terms and provisions of the Credit Agreement and this Letter Agreement and consents to the terms and conditions of the Credit Agreement (and all Obligations thereunder), this Letter Agreement and any related Loan Documents and all obligations thereunder and hereunder, and to any modification of the Loan Documents effected pursuant to this Letter Agreement.   Each Guarantor hereby confirms to the Lender Parties that, after giving effect to this Letter Agreement, the Guaranty of such Guarantor and each other Loan Document to which such Guarantor is a party continues in full force and effect and is the legal, valid and binding obligation of such Guarantor, enforceable against such Guarantor in accordance with its terms except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability. Each Guarantor further acknowledges, confirms and agrees that Administrative Agent and the Lenders have and shall continue to have a valid, enforceable and perfected first-priority lien (subject only to Permitted Liens) upon and security interest in the Collateral granted to Administrative Agent and the Lenders pursuant to the Loan Documents or otherwise granted to or held by Administrative Agent and the Lenders.

(b)           Each Guarantor acknowledges and agrees that (i) notwithstanding the conditions to effectiveness set forth in the Credit Agreement, such Guarantor is not required by the terms of the Credit Agreement or any other Loan Document to consent to the waivers or modifications to the Credit Agreement effected pursuant to this Letter Agreement, (ii) nothing in the Credit Agreement, this Letter Agreement or any other Loan Document shall be deemed to require the consent of such Guarantor to any future waivers or modifications to the Credit Agreement, and (iii) the Lender parties hereto are relying on the assurances provided herein in entering into this Letter Agreement and maintaining credit outstanding to the Borrower.

[Signature Pages Follow]

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Fifth Third Bank, as Administrative Agent,
as a Lender and as L/C Issuer.

By: /s/ Donald K. Mitchell
Name: Donald K. Mitchell
Title: Vice President

Signature page 1 of 9 to May 31, 2013 Letter Agreement

THE HUNTINGTON NATIONAL BANK, as a Lender

By: /s/ Bruce G. Shearer
Name: Bruce G. Shearer
Title: SVP

Signature page 2 of 9 to May 31, 2013 Letter Agreement

SUNTRUST BANK, as a Lender

By: /s/ William S. Krueger
Name: William S. Krueger
Title: First Vice President

Signature page 3 of 9 to May 31, 2013 Letter Agreement

Old National Bank NA, Successor in Interest to the FDIC as Receiver of Integra Bank National Association, as a Lender

By: /s/ Jason L. Dunn
Name: Jason L. Dunn
Title: Assistant Vice President

Signature page 4 of 9 to May 31, 2013 Letter Agreement

UNITED BANK, as a Lender

By: /s/ Andrew Dawson
Name: Andrew Dawson
Title: AVP

Signature page 5 of 9 to May 31, 2013 Letter Agreement

SUMMIT COMMUNITY BANK, a West Virginia Banking Corporation, as a Lender

By: /s/ Brad Ritchie
Name: Brad Ritchie
Title: President

Signature page 6 of 9 to May 31, 2013 Letter Agreement

Accepted and Agreed, by Borrower

Champion Industries, Inc.

By: /s/ Timothy D. Boates
Name: Timothy D. Boates
Title: CRO

Signature page 7 of 9 to May 31, 2013 Letter Agreement

Accepted and Agreed, by Each Guarantor

The Chapman Printing Company, Inc., a West Virginia corporation
Stationers, Inc., a West Virginia corporation
Bourque Printing, Inc., a Louisiana corporation
Dallas Printing of MS, Inc., a Mississippi corporation
Carolina Cut Sheets, Inc., a West Virginia corporation
Donihe Graphics, Inc., a Tennessee corporation
Smith & Butterfield Co., Inc., an Indiana corporation
The Merten Company, an Ohio corporation
Interform Corporation, a Pennsylvania corporation
CHMP Leasing, Inc., a West Virginia corporation
Blue Ridge Printing Co., Inc., North Carolina corporation
Capitol Business Equipment, Inc., a West Virginia corporation
Thompson’s of Morgantown, Inc., a West Virginia corporation
Independent Printing Service, Inc., an Indiana corporation
Diez Business Machines, Inc., a Louisiana corporation
Transdata Systems, Inc., a Louisiana corporation
Syscan Corporation, a West Virginia corporation
Champion Publishing, Inc., a West Virginia corporation

By: /s/ Todd R. Fry
Name: Todd R. Fry
Title: Vice President

Signature page 8 of 9 to May 31, 2013 Letter Agreement

Accepted and Agreed, by Marshall T. Reynolds, Individually and as Shareholder

Mr. Marshall Reynolds

By: /s/ Marshall T. Reynolds
Name: M-T-Reynolds

Signature page 9 of 9 to May 31, 2013 Letter Agreement